Exhibit 23.01


                         INDEPENDENT AUDITORS' CONSENT


       We consent to the incorporation by reference in Registration Statement No. 2-74630 on Form S-16 and Registration Statement Nos. 33-43812 and 33-54534 on Form S-3 (relating to the Northern States Power Company Dividend Reinvestment and Stock Purchase Plan), Registration Statement No. 2-61264 on Form S-8 (relating to the Northern States Power Company Employee Stock Ownership Plan), Registration Statement No. 33-38700 on Form S-8 (relating to the Northern States Power Company Executive Long-Term Incentive Award Stock Plan), and in Registration Statement No. 33-51593 on Form S-3 (relating to the Northern States Power Company $600,000,000 Principal Amount of First Mortgage Bonds) of our report dated February 7, 1994, which expresses an unqualified opinion and includes an explanatory paragraph relating to the change in method of accounting for postretirement health care costs in 1993 and for unbilled revenues in 1992 appearing in this Annual Report on Form 10-K of Northern States Power Company for the year ended December 31, 1993.







(Deloitte & Touche)
DELOITTE & TOUCHE
Minneapolis, Minnesota
March 23, 1994